EXHIBIT 2


                                                                EXECUTION COPY


                           THIRD AMENDED AND RESTATED
                      RESTRUCTURING AND EXCHANGE AGREEMENT

            THIRD AMENDED AND RESTATED RESTRUCTURING AND EXCHANGE AGREEMENT dated as of February 24, 1999 among BUENOS AIRES EMBOTELLADORA S.A., an Argentine corporation ("BAESA"), PEPSICO, INC., a North Carolina corporation ("PepsiCo"), and each of the institutions listed on Schedule I hereto that on the date hereof or hereafter becomes a party hereto (each such institution, other than PepsiCo, a "Lender" and collectively, the "Lenders").

                            PRELIMINARY STATEMENTS

            1. As of the date hereof, BAESA is indebted to each of the Lenders and PepsiCo pursuant to the loan agreements, credit agreements, notes or other agreements or documents listed on Schedule I hereto (collectively, the "Existing Facilities") for, inter alia, the principal amounts set forth thereon.

            2. BAESA has defaulted in the repayment of the indebtedness owed to the Lenders and PepsiCo, and has advised the Lenders and PepsiCo that it is unable to repay such indebtedness in accordance with its terms.

            3. In addition, BAESA has defaulted on its obligations under the US$60,000,000 8.50% Negotiable Obligations due 2000 (collectively, the "Eurobonds"), which were issued pursuant to the Fiscal Agency Agreement, dated as of December 29, 1993 among BAESA, The Bank of New York, as Fiscal Agent, Registrar and Principal Paying Agent, Banque Generale du Luxembourg, S.A., as Paying Agent and Transfer Agent and Banque Bruxelles Lambert, as Paying Agent.

            4. Pursuant to the terms and conditions of the Amended and Restated Restructuring and Exchange Agreement, dated as of April 6, 1998, among BAESA, PepsiCo and the Lenders (the "Amended Restructuring and Exchange Agreement"), the Lenders and PepsiCo agreed with BAESA to exchange all of their obligations under or evidenced by the Existing Facilities and the Migrating Debt (as defined below) for (i) new notes of BAESA, (ii) Rights Offering Proceeds and (iii) Unsubscribed Shares.

            5. In satisfaction of one of the conditions to closing of the Amended Restructuring and Exchange Agreement, in the Eurobond Exchange Offer (as defined below), Eurobond Holders (as defined below) tendered in excess of the required aggregate principal amount of Eurobonds necessary to allow BAESA to consummate the exchange of Eurobonds

SS_DOCS03/449068.8
for Class A Exchange Receipts (as defined below) and Class B Exchange Receipts (as defined below) .

            6. In satisfaction of one of the other conditions to closing of the Amended Restructuring and Exchange Agreement, BAESA entered into the Class Action Litigation Settlement Agreement (as defined below), which settlement was consented to by the Steering Committee (as defined below) in the manner provided for in the Amended Restructuring and Exchange Agreement and was approved by the District Court (as defined below).

            7. Pursuant to the terms of the Second Amended and Restated Restructuring and Exchange Agreement, dated as of November 30, 1998, among BAESA, PepsiCo and the Lenders (the "Second Amended Restructuring and Exchange Agreement"), BAESA, the Lenders and PepsiCo agreed to amend and restate the Amended Restructuring and Exchange Agreement, in its entirety, on the terms and conditions set forth therein, for the purposes of, inter alia, (i) reducing the aggregate amount of New Negotiable Obligations (as defined below) to be issued by BAESA to the Lenders and PepsiCo and (ii) providing for the distribution to the plaintiffs in the Class Action Litigation of New Ordinary Shares (as defined below) representing 2% of the total issued and outstanding equity capitalization of BAESA after the Closing (as defined below), which the Financial Creditors (as defined below) and PepsiCo were entitled to under the Amended Restructuring and Exchange Agreement, but that they agreed to forego in order to allow for the consummation of the settlement approved in the Class Action Litigation Settlement Order (as defined below).

            8. In order to facilitate BAESA's access to the new working capital facility required by Section 9.01 of the Second Amended Restructuring and Exchange Agreement, BAESA, PepsiCo and the Lenders have further agreed to amend and restate the Second Amended Restructuring and Exchange Agreement, in its entirety, on the terms and conditions set forth in this Agreement, to provide, inter alia, for the forgiveness by the Lenders and PepsiCo, as provided in
Article III hereof, of all interest accrued and unpaid with respect to the Existing Facilities and the Migrating Debt.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereof, as follows:

                                  ARTICLE I
                                 DEFINITIONS

            "Alternative Eurobond Debt" means Eurobond Debt Subject to Restructure in an aggregate amount of US$25,000,000, that was exchanged for Class A Exchange Receipts in the Eurobond Exchange Offer.

            "Bolsa" means the Bolsa de Comercio de Buenos Aires.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in New York City or Buenos Aires, Argentina.

            "Class Action Litigation" means the litigation in the United States District Court for the Southern District of New York captioned, In re BAESA Securities Litigation, Master File No. 96 Civ. 7435 (JSR), which was settled pursuant to the Class Action Litigation Settlement Agreement as approved by the Class Action Litigation Settlement Order.

            "Class Action Litigation Settlement Agreement" means the Stipulation and Agreement of Settlement dated July 31, 1998 among BAESA, Charles Beach and the plaintiffs in the Class Action Litigation.

            "Class Action Litigation Settlement Order" means the order of the District Court dated October 7, 1998, which approved the Class Action Litigation Settlement Agreement.

            "Class Action Litigation Settlement Shares" means New Ordinary Shares, which, after the consummation of the transactions contemplated hereby, will represent 2% of the total issued and outstanding equity capitalization of BAESA.

            "Class A Exchange Receipts" means the Class A Exchange Receipts, the terms of which are more fully described in the Eurobond Exchange Offering Memorandum, issued to certain former holders of Eurobonds in the Eurobond Exchange Offer.

            "Class B Exchange Receipts" means the Class B Exchange Receipts, the terms of which are more fully described in the Eurobond Exchange Offering Memorandum, issued to certain former holders of Eurobonds in the Eurobond Exchange Offer.

            "Closing" means the closing of the transactions contemplated by
Article II of this Agreement.

            "Closing Date" means the date, which shall be a Business Day selected by BAESA and the Steering Committee not more than 10 Business Days after the satisfaction of the conditions set forth in Section 9.01 of this Agreement, or such later date as BAESA and the Steering Committee may agree, on which the Closing occurs.

            "CNV" means the Comision Nacional de Valores of Argentina.

            "Current Shareholders" means the holders of Existing Shares as of the Record Date.

            "Distributable Unsubscribed Shares" means an amount of Unsubscribed Shares equal to (i) the product of New Ordinary Shares multiplied by a fraction the (a) numerator of which is the aggregate Lender Debt Subject to Restructure plus the PepsiCo Debt Subject to Restructure minus the Lender Share minus the PepsiCo Share and (b) the denominator of which is the aggregate Financial Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted) minus the New Negotiable Obligations (ii) minus (a) the Class Action Settlement Shares plus the shares for which Rights were exercised multiplied by
(b) 1 minus the Eurobond Equity Multiplier.

            "District Court" means the United States District Court for the Southern District of New York, in which the Class Action Litigation was pending.

            "Eurobond Debt Multiplier" means a fraction, (i) the numerator of which is the Eurobond Debt Subject to Restructure minus the Alternative Eurobond Debt and (ii) the denominator of which is the aggregate amount of the Financial Debt Subject to Restructure (Adjusted) and the PepsiCo Debt Subject to Restructure (Adjusted).

            "Eurobond Debt Subject to Restructure" means the Eurobonds plus accrued and unpaid interest thereon at the non-default rate of 8.5% per annum through but not including the Closing Date.

            "Eurobond Equity Multiplier" means a fraction, (i) the numerator of which is the Eurobond Debt Subject to Restructure minus the Alternative Eurobond Debt minus the Eurobond Share and (ii) the denominator of which is the Financial Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted) minus the aggregate amount of the New Negotiable Obligations.

            "Eurobond Exchange Offer" means the exchange offer made with Eurobond Holders, whereby, pursuant to the terms of the Eurobond Exchange Offering Memorandum, BAESA effected an exchange of Eurobonds for (i) Class A Exchange Receipts, which will be converted on the Closing Date into certain new negotiable obligations of BAESA and (ii) Class

B Exchange Receipts, which will be converted on the Closing Date into a certain amount of New Senior Negotiable Obligations, Rights Offering Proceeds and Unsubscribed Shares, all as further described in the Eurobond Exchange Offering Memorandum.

            "Eurobond Exchange Offering Memorandum" means the Offering Memorandum, dated April 6, 1998, and such other documents that were prepared in connection therewith, pursuant to which the Eurobond Exchange Offer was conducted.

            "Eurobond Holders" means the holders of Eurobonds as of the date of the commencement of the Eurobond Exchange Offer.

            "Eurobonds" shall have the meaning ascribed thereto in the recitals hereof.

            "Eurobond Share" means with respect to the aggregate principal amount of New Senior Negotiable Obligations, an amount equal to the product of
(i)(a) $200,000,000 minus (b) an amount equal to the product of (1) $200,000,000 and (2) a fraction, the numerator of which is the aggregate Alternative Eurobond Debt and the denominator of which is the aggregate amount of Financial Debt Subject to Restructure and the PepsiCo Debt Subject to Restructure (Adjusted) and (ii) the Eurobond Debt Multiplier.

            "Eurobond Unsubscribed Shares" means with respect to Unsubscribed Shares to be delivered to Holders of Class B Exchange Receipts pursuant to the terms of the Eurobond Exchange Offer, the aggregate Unsubscribed Shares multiplied by the Eurobond Equity Multiplier.

            "Existing Debt" means all of the indebtedness and obligations under or evidenced by (i) the Existing Facilities, (ii) the Migrating Debt, (iii) the Class A Exchange Receipts and (iv) the Class B Exchange Receipts.

            "Existing Facilities" shall have the meaning ascribed thereto in the recitals hereof.

            "Existing Ordinary Class A Shares" means Ordinary Class A Shares of BAESA issued and outstanding as of any date prior to the Closing Date.

            "Existing Ordinary Class B Shares" means Ordinary Class B Shares of BAESA issued and outstanding as of any date prior to the Closing Date.

            "Existing Shares" means the Existing Ordinary Class A Shares and the Existing Ordinary Class B Shares, collectively.

            "Financial Creditors" means the Lenders, the holders of Class B Exchange Receipts, and their respective successors, transferees and assigns.

            "Financial Debt Subject to Restructure" means the aggregate amount of Lender Debt Subject to Restructure (Adjusted) plus the aggregate amount of Eurobond Debt Subject to Restructure.

            "Financial Debt Subject to Restructure (Adjusted)" means the aggregate amount of Financial Debt Subject to Restructure minus the aggregate amount of the Alternative Eurobond Debt.

            "GAAP" means generally accepting accounting principles in the applicable jurisdiction in which such principles are applied.


            "Lender Debt" means the aggregate principal amount of the indebtedness held by the Lenders as set forth on Schedule I hereto.

            "Lender Debt Subject to Restructure" means Lender Debt plus the Migrating Debt.

            "Lender Debt Subject to Restructure (Adjusted)" means the (i) Lender Debt plus accrued and unpaid interest on such amount at the rate of 9.479% per annum from October 1, 1996 through but not including the Closing Date, plus (ii) Migrating Debt plus accrued and unpaid interest on such amount at the rate of 9.479% per annum from October 22, 1997 through but not including the Closing Date.

            "Lender Share" means with respect to the aggregate principal amount of New Senior Negotiable Obligations to be delivered to the Lenders, an amount equal to the product of (i) the aggregate amount of the New Negotiable Obligations minus the Eurobond Share and (ii) a fraction, the numerator of which is the aggregate Lender Debt Subject to Restructure (Adjusted), and the denominator of which is the sum of the aggregate amount of the Lender Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted).

            "Liens" means a lien, security interest, charge, encumbrance, pledge, assignment for security, mortgage or preferential arrangement of any kind or nature whatsoever.

            "Migrating Debt" means (i) US$10,225,347.20 owed to BankBoston, N.A. and (ii) US$13,824,574.45 owed to Citibank, N.A.

            "New Negotiable Obligations" means the New Senior Negotiable Obligations and the New Subordinated Negotiable Obligation, collectively, in an aggregate amount equal to (i) US$100,000,000 minus (ii) an amount equal to the product of (a) US$200,000,000 and (b) a fraction, the numerator of which is the aggregate Alternative Eurobond Debt and the denominator of which is the aggregate amount of Financial Debt Subject to Restructure and PepsiCo Debt Subject to Restructure (Adjusted).

            "New Ordinary Shares" means New Ordinary Class B Shares offered in the Rights Offering, which, after issuance in connection with Rights exercised and to Old Debtholders, holders of Class B Exchange Receipts and pursuant to the Class Action Litigation Settlement Agreement, will represent 98% of the total issued and outstanding equity capitalization of BAESA.

            "New Senior Negotiable Obligation Indenture" means the indenture, in form and substance satisfactory to BAESA and the Steering Committee, pursuant to which the New Senior Negotiable Obligations will be issued.

            "New Senior Negotiable Obligations" means the Senior Negotiable Obligations in an aggregate principal amount equal to the Lender Share plus the Eurobond Share to be issued by BAESA in accordance with Argentine Law 23,576, as amended, to the Financial Creditors having the terms provided in the New Senior Negotiable Obligation Indenture, including the principal terms set forth in Exhibit A hereto.

            "New Subordinated Negotiable Obligation" means the Subordinated Negotiable Obligation in the principal amount equal to the PepsiCo Share to be issued by BAESA in accordance with Argentine Law 23,576, as amended, to the holder of the PepsiCo Debt Subject to Restructure (Adjusted) having the terms provided in the New Subordinated Negotiable Obligation Indenture, including the principal terms set forth in Exhibit B hereto.

            "New Subordinated Negotiable Obligation Indenture" means the indenture, in form and substance satisfactory to BAESA, the Steering Committee and PepsiCo, pursuant to which the New Subordinated Negotiable Obligation will be issued.

            "Non-Eurobond Unsubscribed Shares" means the aggregate Unsubscribed Shares minus the Eurobond Unsubscribed Shares.

            "Old Debtholders" means the Lenders and PepsiCo, and their respective successors, transferees and assigns.

            "Other Funded Debt" means the claims listed on Schedule II hereof.

            "PepsiCo Debt Subject to Restructure" means the aggregate principal amount of the indebtedness held by PepsiCo as evidenced by the PepsiCo Facility in the aggregate principal amount set forth in Schedule I.

            "PepsiCo Debt Subject to Restructure (Adjusted)" means the PepsiCo Debt Subject to Restructure plus accrued and unpaid interest on such amount at the rate of 9.479% per annum from October 1, 1996 through but not including the Closing Date.

            "PepsiCo Facility" means the Existing Facility provided by Pepsi-Cola Argentina S.A.I.C.

            "PepsiCo Share" means with respect to the principal amount of the New Subordinated Negotiable Obligation to be received by PepsiCo, an amount equal to the aggregate amount of the New Negotiable Obligations minus the aggregate principal amount of New Senior Negotiable Obligations.

            "Professional" means each lawyer, law firm, consultant, investment bank, accounting firm or other third party retained by any member of the Steering Committee or BAESA in connection herewith or with respect to defaults under the Existing Facilities to which members of the Steering Committee are a party.

            "Professional Fees" means the fees and expenses accrued by each Professional as of the Closing Date in connection with the matters contemplated by this Agreement or in connection with the defaults under the Existing Facilities, subject to any limitations agreed to by BAESA and any Professional.

            "Proportionate Share" means with respect to the amount of Distributable Unsubscribed Shares to be received by (i) any Lender pursuant hereto, a fraction, the numerator of which is the amount of such Lender's Lender Debt Subject to Restructure (Adjusted) and the denominator of which is the aggregate Lender Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted) and (ii) PepsiCo pursuant hereto, a fraction, the numerator of which is the amount of the PepsiCo Debt Subject to Restructure (Adjusted) and the denominator of which is the aggregate Lender Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted).

            "Pro Rata Share" means with respect to the amount of Rights Offering Proceeds to be received by (i) any Lender pursuant hereto, a fraction, the numerator of which is the amount of such Lender's Lender Debt Subject to Restructure (Adjusted) and the denominator of which is the aggregate of all Financial Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted) and (ii) PepsiCo pursuant hereto, a fraction, the numerator of which is the amount of the PepsiCo Debt Subject to Restructure (Adjusted) and the denominator of which is the aggregate of all Financial Debt Subject to Restructure (Adjusted) plus the PepsiCo Debt Subject to Restructure (Adjusted).

            "Ratable Share" means with respect to the amount of New Senior Negotiable Obligations to be received by any Lender pursuant hereto, a fraction, the numerator of which is the amount of such Lender's Lender Debt Subject to Restructure (Adjusted) and the denominator of which is the aggregate of all Lender Debt Subject to Restructure (Adjusted).

            "Record Date" means the date to be specified in the Rights Offering Documents, which is the date on which a holder of an Existing Share must be a shareholder of record in order to be eligible to participate in the Rights Offering.

            "Released Party" means, for purposes of Article XI of this Agreement, each party to this Agreement, in its individual capacity, and each member of the Steering Committee, in its capacity as a member of the Steering Committee.

            "Releasees" shall have the meaning ascribed thereto in Section 11.01 of this Agreement.

            "Releasors" shall have the meaning ascribed thereto in Section 11.01 of this Agreement.

            "Requisite Majority" means, at any time, Old Debtholders holding more than 65% of the outstanding principal amount of Lender Debt Subject to Restructure and PepsiCo Debt Subject to Restructure.

            "Right" means a registered detachable right, which will entitle the holder thereof, in the exercise of Argentine statutory preemptive and accretion rights, to subscribe to New Ordinary Shares in accordance with the terms of the Rights Offering Documents.

            "Rights Offering" means the offering made to Current Shareholders to subscribe for New Ordinary Shares, through the exercise of Rights, pursuant to the terms of the Rights Offering Documents.

            "Rights Offering Documents" means the registration statement filed with the SEC (including the prospectus filed therewith), and such other documents filed with the SEC, the CNV and the Bolsa, pursuant to which the Rights Offering was conducted.

            "Rights Offering Proceeds" means the cash proceeds from the exercise of Rights for the purchase of New Ordinary Shares in accordance with the terms of the Rights Offering Documents.

            "Rights Offering Subscription Period" means the period of time fixed in the Rights Offering Documents during which Rights may be timely exercised, as such period may be extended from time to time.

            "SEC" means the United States Securities and Exchange Commission.

            "Senior Trustee" shall have the meaning ascribed thereto in Section
2.05 of this Agreement.

            "Steering Committee" means BankBoston, N.A., Citibank, N.A., Franklin Mutual Advisers, Inc., the High Yield Group of Trust Company of the West and Bayerische Vereinsbank, and does not include their respective successors and assigns.

            "Undistributed Unsubscribed Shares" means the Non-Eurobond Unsubscribed Shares minus the Distributable Unsubscribed Shares.

            "Unsubscribed Shares" means that number of New Ordinary Shares equal to the number of New Ordinary Shares for which Rights were not exercised prior to the close of the Rights Offering Subscription Period minus the number of Class Action Litigation Settlement Shares.


                                  ARTICLE II
          EXCHANGE BY OLD DEBTHOLDERS OF THEIR EXISTING DEBT FOR NEW NEGOTIABLE OBLIGATIONS, RIGHTS OFFERING PROCEEDS AND UNSUBSCRIBED SHARES

            Section 2.01. Lenders Exchange of Existing Debt. At the Closing, each Lender shall exchange the Lender Debt Subject to Restructure held by such Lender for its (i) Ratable Share of the Lender Share of the New Senior Negotiable Obligations, (ii) Pro Rata Share of the Rights Offering Proceeds and
(iii) Proportionate Share of the Distributable Unsubscribed Shares.

            Section 2.02. PepsiCo Exchange of Existing Debt. At the Closing, PepsiCo shall exchange the PepsiCo Debt Subject to Restructure for (i) the New Subordinated Negotiable Obligation, (ii) its Pro Rata Share of the Rights Offering Proceeds and (iii) its Proportionate Share of the Distributable Unsubscribed Shares.

            Section 2.03. The Closing. The Closing shall occur at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York or at such other location as BAESA and the Steering Committee shall agree.

            Section 2.04. Deliveries By Old Debtholders at Closing. At the Closing, each Old Debtholder shall deliver to BAESA (i) each promissory note or other instrument evidencing its Existing Debt marked "canceled" or similarly annotated, or a customary lost note indemnity letter and (ii) such other documents in respect of the Existing Debt held by such Old Debtholder, as may be required under applicable law to evidence the cancellation or extinguishment of such Existing Debt.

            Section 2.05. Deliveries By BAESA at Closing. At the Closing, BAESA shall deliver:

             (a) (i) to the trustee under the New Senior Negotiable Obligation Indenture (the "Senior Trustee") on behalf of the Lenders, a global certificate evidencing the New Senior Negotiable Obligations executed, authenticated and delivered as provided in the New Senior Negotiable Obligation Indenture and (ii) to each of the Lenders, (A) such Lender's Pro Rata Share of the Rights Offering Proceeds and Unsubscribed Shares, which Unsubscribed Shares such Lender may elect, not less than 10 Business Days prior to the Closing, to receive as American Depositary Shares and
      (B) the Senior Trustee's confirmation that such Lender's Ratable Share of the Lender Share of the New Senior Negotiable Obligations is evidenced by the global certificate delivered to the Senior Trustee; and

            (b) (i) to the trustee under the New Subordinated Negotiable Obligation Indenture on behalf of PepsiCo, a global certificate evidencing the New Subordinated Negotiable Obligation executed, authenticated and delivered as provided in the New Subordinated Negotiable Obligation Indenture and (ii) to PepsiCo its Pro Rata Share of the Rights Offering Proceeds and Unsubscribed Shares, which Unsubscribed Shares PepsiCo may elect, not less than 10 Business Days prior to the Closing, to receive as American Depositary Shares.

            Section 2.06. Delivery of Class Action Litigation Settlement Shares. Contemporaneously with or after the Closing, in lieu of delivery of the Class Action Litigation Settlement Shares to the Financial Creditors and PepsiCo, the Class Action Litigation Shares will be delivered in accordance with the terms of the Class Action Litigation Settlement Agreement.

                                 ARTICLE III
                             INTEREST FORGIVENESS

            Section 3.01. Forgiveness of Interest. Immediately upon the occurrence of the Closing, the Lenders and PepsiCo agree to forgive any and all accrued and unpaid interest with respect to the Existing Facilities and the Migrating Debt.

            Section 3.02Cancellation of Undistributed Unsubscribed Shares. As soon as practical after the closing, the Undistributed Unsubscribed Shares shall be canceled by BAESA.


                                  ARTICLE IV
                             THE RIGHTS OFFERING

            Section 4.01. Rights Offering. The Rights Offering shall not be consummated and the transfer of New Ordinary Shares to any person or entity that exercises Rights shall not occur unless and until the occurrence of the Closing Date. If the Closing Date does not occur and this Agreement is terminated, the Rights Offering shall be null and void and the Rights Offering Documents shall so provide.


                                   ARTICLE V
                            [INTENTIONALLY OMITTED]


                                  ARTICLE VI
                         PAYMENT OF PROFESSIONAL FEES

            Section 6.01. Payment of Fees. Subject to the provisions of Section 6.02, at Closing, BAESA shall pay each Professional the Professional Fees due such Professional on and as of the Closing Date. At Closing, BAESA shall also pay all out-of-pocket expenses incurred as of the Closing Date by members of the Steering Committee in connection with the matters contemplated by this Agreement or in connection with the defaults under the Existing Facilities.

            Section 6.02. Delivery of Final Invoice. Any Professional entitled to be paid Professional Fees at Closing, as a condition to receiving payment, shall deliver to BAESA reasonably detailed invoices at least four Business Days prior to the Closing (with reasonable estimates of fees and expenses through the Closing).


                                  ARTICLE VII
                                   COVENANTS

            Section 7.01. Affirmative Covenants of BAESA. BAESA hereby agrees and covenants that it shall from the date of this Agreement until the Closing, unless it shall have received the written consent of the Requisite Majority:

            (a) Compliance with Law, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon any of its property before the same become delinquent, except to the extent contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been established;

            (b) Maintenance of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdictions of its incorporation and such other jurisdictions as are necessary for conducting its businesses as presently conducted and as proposed to be conducted;

            (c) Maintenance of Insurance. Keep in force insurance with responsible and reputable insurance companies or associations with respect to its businesses in such a manner and to such an extent as would a prudent operator in BAESA's industries for facilities of substantially comparable type and scale in the jurisdictions in which BAESA is engaging in business, including, at a minimum, but not limited to, policies covering property losses wherein settlement is on a replacement value basis, and policies covering general liability;

            (d) Truth and Accuracy of Certificates. Assure that all statements contained in any certificate delivered pursuant to this Agreement shall be true, complete and correct in all material respects; and assure that all written information furnished after the date hereof by BAESA to the other parties hereto in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect and will not omit to state any information that would be required to make such written information true, complete and accurate on the date as of which such information is stated or certified;

            (e) Reporting Requirements. Deliver to the Lenders those financial reports that BAESA has been delivering to the Steering Committee on a regular basis as of the date of this Agreement;

            (f) Conduct of Business Prior to the Closing. Except as specifically contemplated by this Agreement, operate its business in the ordinary course and use its best efforts to comply with the business plan prepared by BAESA and delivered to the Steering Committee and PepsiCo;

            (g) Corporate Actions To Issue New Negotiable Obligations. Take all required corporate action necessary for the issuance of the New Negotiable Obligations;

            (h) Corporate Actions To Effectuate the Rights Offering. Take all required corporate action necessary to enable it to effectuate the Rights Offering and to issue, upon consummation of the Rights Offering, the New Ordinary Shares to the Old Debtholders, as contemplated by this Agreement;

            (i) Listing. Use its best efforts to list the New Ordinary Shares on the Bolsa;

            (j) Closing Conditions. Use its best efforts to ensure the satisfaction of conditions in Article IX of this Agreement; and

            (k) Securities Act Compliance; Qualification of Indenture. (i) File one or more registration statements under the Securities Act of 1933, as amended (the "Securities Act"), covering the resales of all securities received by the Old Debtholders who request their new securities be included therein, (ii) use its best efforts to have each such registration statement declared effective on the Closing Date or such later date as the Steering Committee may approve, (iii) use its best efforts to keep each such registration statement continuously effective and current, subject to such terms and conditions as the Steering Committee shall approve, to enable sales to be made pursuant thereto until all securities covered by such registration statement have been sold, or, in the case of non-affiliates, until the securities covered by such registration statement are no longer restricted securities (as defined in Rule 144 of the Securities Act), and (iv) qualify the New Senior Negotiable Obligation Indenture and the New Subordinated Negotiable Obligation Indenture under the Trust Indenture Act of 1939, as amended. Notwithstanding anything to the contrary contained herein, the obligations contained in paragraphs
      (i), (ii) and (iii) of this section 7.01(k) shall survive the Closing.

            Section 7.02. Negative Covenants of BAESA. BAESA hereby agrees and covenants that it shall not from the date of this Agreement until the Closing, unless it shall have received the written consent of the Requisite Majority:

            (a) Sale of Assets. Sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise dispose of, any assets, other than: (i) sales of inventory, receivables, post-dated checks and obsolete bottles and shells in the ordinary course of businesses for cash and without recourse and (ii) sales of other assets, the net proceeds of which do not exceed US$500,000 (or its equivalent in another currency) in the aggregate;

            (b) Payment of Existing Debt. Pay any obligation in respect of Existing Debt, the Eurobonds or any Other Funded Debt (other than Other Funded Debt set forth on Exhibit D hereof) or prepay any other material obligation;

            (c) Additional Indebtedness, No Guarantees. Create, incur or assume any indebtedness for borrowed money, or guarantee or otherwise assure any person or entity against loss with respect to any indebtedness for borrowed money;

            (d) Liens, Etc. Create any Lien, other than:

                  (1) Liens imposed by operation of law securing an obligation that either is not delinquent or the validity of which is being contested in good faith and for which adequate reserves in conformity with GAAP have been established;

                  (2) deposits or pledges to secure the payment of worker's
            compensation, unemployment insurance or other social security benefits or obligations to the extent required by law, or to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature to the extent required by law, in each case incurred in the ordinary course of business;

                  (3) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property that do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

                  (4) Liens in respect of any purchase money obligation for
            tangible property acquired after April 6, 1998 and to be used in the ordinary course of business by BAESA not exceeding in the aggregate US$100,000 (or its equivalent in another currency), provided, however, that any such Liens shall not extend to property or assets of BAESA not financed by such purchase money obligation;

                  (5) Liens resulting from judgments not exceeding in the
            aggregate US$1,000,000 (or its equivalent in another currency), provided, however, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP in the applicable jurisdiction have been established by BAESA;

                  (6) Liens incurred in connection with obtaining the working capital facility contemplated by Section 9.01(l) hereof; and

                  (7) Liens on BAESA's interest in ECUSA to secure trade
            accounts payable due from BAESA to Cervecerias Chilenas Unidas S.A.

            (e) Mergers, Etc. Merge, consolidate or otherwise combine with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any material portion of its assets (whether now owned or hereafter acquired) to any entity, or acquire all or any material portion of the assets of any entity that is not a subsidiary of BAESA;

            (f) Non-Related Activities. Engage, directly or indirectly, in any activity, unless such activity is, directly or indirectly, related to the operation of the business of BAESA as conducted on the date hereof;

            (g) Distributions or Dividends. Directly or indirectly, declare or pay any dividend or make any distribution on or with respect to Existing Shares or Existing Class C Shares, or purchase, redeem or otherwise acquire any Existing Shares or Existing Class C Shares;

            (h) Loans, Advances and Investments. Except as otherwise expressly permitted by this subsection, at any time, make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person or entity other than:

                  (1) advances to employees to meet expenses incurred by such employees or with respect to salary advances and other similar advances, in each case to the extent made in the ordinary course of business;

                  (2) any capital stock, bonds, notes, securities, partnership or joint venture interests that are owned by BAESA on the date hereof and any similar items received as a distribution or dividend in respect thereof or in exchange therefor; and

                  (3) investments of cash in the ordinary course of business in the types of instruments and for similar maturities as existed prior to the date hereof consistent with past business practices;

            (i) Maintenance of Business. Except as contemplated by this Agreement, make or suffer any changes in any of its business objectives, purposes or operations that might in any way have a material adverse effect on BAESA;

            (j) Transactions with Affiliates. Enter into or be a party to any transaction with any affiliate, except in the ordinary course of BAESA's business and upon fair and reasonable terms that are no less favorable to BAESA than would be obtained in a comparable arm's length transaction with a person not an affiliate; and

            (k) New Shares; Options. Issue any new shares of stock or stock options, provided, however, that BAESA is permitted to issue such Ordinary Class B Shares as are necessary to provide for the conversion of Existing Ordinary Class A Shares into Ordinary Class B Shares, if a request to convert is made by the holder of Existing Ordinary Class A Shares.

            Section 7.03. Affirmative Covenant of PepsiCo. PepsiCo hereby agrees and covenants that it shall, and shall require its subsidiaries to, vote the Existing Shares held by PepsiCo or its subsidiaries on the date of this Agreement in favor of this Agreement and the transactions contemplated hereby, at any duly convened shareholders' meeting of BAESA at which a vote is taken on this Agreement or any of the other transactions, documents, agreements or other actions contemplated hereby.

            Section 7.04. Negative Covenants of PepsiCo. PepsiCo hereby agrees and covenants that it shall not, and shall not permit any of its subsidiaries, from the date of this Agreement until the Closing, unless it shall have received the written consent of the holders of more than 60% of the Lender Debt Subject to Restructure (Adjusted):

            (a) Exclusive Bottling Appointments. Voluntarily terminate or transfer (i) the Master Franchise Commitment Letter dated November 1, 1993, as amended from time to time ("Master Franchise Letter"), (ii) any Exclusive Bottling Appointment issued by PepsiCo or any of its subsidiaries to BAESA or any of its affiliates or any of their respective predecessor companies, in connection with the Master Franchise Letter

      (collectively, the "Exclusive Bottling Appointments") or (iii) any agreement, understanding or arrangement between PepsiCo and BAESA or any of their respective affiliates related to the Master Franchise Letter or the Exclusive Bottling Appointments (together with the Master Franchise Letter, and the Exclusive Bottling Appointments, the "EBA Documents");

            (b) Amendments to EBA Documents. Amend any of the EBA Documents in any manner that would be materially adverse to BAESA or any of its affiliates; and

            (c) Maintenance of Shareholdings in BAESA. Sell, transfer or dispose of, or cause the sale, transfer or disposition of, shares of BAESA or equity interests in any subsidiary or affiliate of PepsiCo that owns any shares of BAESA other than sales or transfers to a wholly owned subsidiary of PepsiCo.


                                 ARTICLE VIII
                        REPRESENTATIONS AND WARRANTIES

            Section 8.01. Representations and Warranties of BAESA. BAESA represents and warrants to each Lender that as of the date hereof:

            (a) BAESA is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Argentina and it has the power and authority to own its property, to conduct its business as currently conducted and as proposed to be conducted and to consummate the transactions contemplated by this Agreement.

            (b) The execution, delivery and performance by BAESA of this Agreement are within its corporate powers, have been, subject to any requisite approval of the holders of Existing Shares, duly authorized by all necessary action and do not contravene the charter or by-laws of BAESA or any law or contractual restriction binding or affecting BAESA.

            (c) Except as otherwise provided in this Agreement, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Agreement by BAESA.

            (d) BAESA has obtained all authorizations, approvals (including exchange control approvals) and consents of, and has made all filings and registrations with, each and every governmental authority and any third party necessary for the operation and maintenance of its business as currently conducted and as proposed to be conducted.

            (e) This Agreement has been duly executed and delivered by BAESA and constitutes the legal, valid and binding obligation of BAESA, enforceable against BAESA in accordance with its terms.

            (f) The authorized capital stock of BAESA consists, on the date hereof, of 16,372,973 Existing Ordinary Class A Shares and 56,127,114 Existing Ordinary Class B Shares, each of which has a par value of $0.01 per share, and all of which are duly and validly issued and outstanding, fully paid and nonassessable.

            (g) There are no options to purchase equity interests in BAESA existing as of the date hereof.

            (h) The information, reports, financial statements and schedules furnished in writing by or on behalf of BAESA in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken individually or as a whole, do not contain any untrue statement of any material fact or omit to state any material fact necessary to make such information, reports, financial statements and schedules, in light of the circumstances under which they were made, not misleading.

            (i) BAESA has not received any claim or notice of potential claim regarding obligations of any of its former subsidiaries, except as set forth in Schedule III hereof.

            (j) As of the Closing Date, BAESA will have no obligations to PepsiCo, other than normal commercial obligations relating to the EBA Documents and obligations with respect to the PepsiCo Facility.

            (k) Any New Ordinary Shares to be delivered pursuant to this Agreement shall, when issued and delivered, be duly and validly issued, fully paid and nonassessable.

            (l) The New Senior Negotiable Obligation Indenture and the New Subordinated Negotiable Obligation Indenture and the transactions contemplated thereunder, will as of the Closing Date, be duly authorized by all necessary corporate action, and each such indenture, when executed and delivered by BAESA and each such indenture trustee, will constitute the legal, valid and binding obligation of BAESA, enforceable in accordance with its terms.

            (m) The New Senior Negotiable Obligations, will as of the Closing Date, be duly authorized by BAESA and, when duly executed, authenticated, issued and delivered in the manner provided for in the New Senior Negotiable Obligation Indenture, and when approved by the CNV will be obligaciones negociables in accordance with Argentine Law 23,576, as amended by Law 23,962, eligible to enjoy the tax benefits provided therein, and will constitute legal, valid and binding obligations of BAESA, enforceable against BAESA in accordance with their terms, subject to the law of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (n) The New Subordinated Negotiable Obligation, will as of the Closing Date, be duly authorized by BAESA and, when duly executed, authenticated, issued and delivered in the manner provided for in the New Subordinated Negotiable Obligation Indenture, and when approved by the CNV will be obligaciones negociables in accordance with Argentine Law 23,576, as amended by Law 23,962, eligible to enjoy the tax benefits provided therein, and will constitute a legal, valid and binding obligation of BAESA, enforceable against BAESA in accordance with its terms, subject to the law of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (o) The Rights Offering Documents and the resale registration statement (including any prospectus prepared in connection therewith) will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

            (p) As of the date hereof and as of the Closing Date, BAESA has no indebtedness for borrowed money other than Existing Debt, the Eurobonds and Other Funded Debt.

            (q) BAESA has complied with the obligations on its part to be performed set forth in Section 7.01 and Section 7.02 of the Amended Restructuring and Exchange Agreement.

            (r) The recapitalization contemplated by this Agreement was approved at a shareholders meeting duly convened and conducted under Argentine law.

                                  ARTICLE IX
                            CONDITIONS TO CLOSING

            Section 9.01. Conditions to Closing. The occurrence of the Closing Date shall be subject to each of the following conditions:

            (a) No Order. No court of competent jurisdiction or governmental agency or authority shall have issued, or entered any injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of restraining or prohibiting consummation of the transactions contemplated by this Agreement.

            (b) CNV Approval of New Senior Negotiable Obligations and New Subordinated Negotiable Obligation. BAESA shall have received all requisite approvals for the issuance of the New Senior Negotiable Obligations and the New Subordinated Negotiable Obligation from the CNV.

            (c) Definitive Documentation. The New Senior Negotiable Obligation Indenture and the New Subordinated Negotiable Obligation Indenture shall have been executed and delivered by BAESA and the trustees parties thereto and the New Senior Negotiable Obligations and the New Subordinated Negotiable Obligation shall have been duly authenticated and issued thereunder.

            (d)   [Intentionally Omitted]

            (e) Execution by all Old Debtholders. Each institution listed on
      Schedule I hereof shall have executed and delivered to BAESA a counterpart of this Agreement.

            (f) Rights Offering Approvals. The Rights Offering Documents shall be satisfactory to BAESA and the Steering Committee and BAESA shall have received all requisite approvals from the SEC and CNV for the commencement of the Rights Offering and for the issuance of the New Ordinary Shares and the Rights.

            (g) Expiration of Rights Offering Period. The Rights Offering Subscription Period shall have expired.

            (h) Existence of Exclusive Bottling Appointment. The EBA Documents shall be in full force and effect, except as such EBA Documents shall have been amended to reflect any modifications agreed upon by PepsiCo, BAESA and the Steering Committee.

            (i) Resale Registration. Unless waived by the Steering Committee, the resale registration statement shall have been filed confidentially with the SEC, provided, however, that the waiver of the condition in this
      Section 9.01(i) shall not release BAESA of its obligations under Section 7.01(k) of this Agreement.

            (j) Board Composition. The Board of Directors of BAESA initially shall consist of one member selected by Franklin Mutual Advisers, Inc. and the High Yield Group of Trust Company of the West and such other members as are selected by PepsiCo and the Steering Committee.

            (k) Opinions of Counsel. The Lenders shall have received opinions of counsel satisfactory to the Steering Committee regarding (i) the enforceability of, and BAESA's authority to enter into, this Agreement,
      (ii) the enforceability of the New Senior Negotiable Obligations, the New Subordinated Negotiable Obligation and the due issuance of the New Ordinary Shares, and (iii) such other opinions as reasonably requested by the Steering Committee and that are customary in transactions of the nature contemplated by the Eurobond Exchange Offer and the Rights Offering.

            (l) Working Capital Facility. A working capital facility, on terms approved by the Requisite Majority and sufficient to meet BAESA's ongoing working capital requirements, shall be in place and all funding conditions contained therein shall have been satisfied.

            (m) Simultaneous Closings. The exchange of Class A Exchange Receipts and Class B Exchange Receipts for, as the case may be, New Senior Negotiable Obligations, Rights Offering Proceeds, Unsubscribed Shares or other consideration, and the consummation of the Rights Offering shall occur simultaneously with the occurrence of the Closing Date.

            (n) Noncontravention. The issuance of the New Senior Negotiable Obligations, the New Subordinated Negotiable Obligation and the New Ordinary Shares, and compliance by BAESA with the provisions of this Agreement and the consummation of the transactions contemplated herein, shall not conflict with any law, order or charter instrument or agreement to which BAESA is a party or by which any material amount of its property is bound.

            (o) Compliance; Certificate. The representations and warranties of BAESA herein shall be true and correct in all material respects when made and on the Closing Date. BAESA shall have performed in all material respects all obligations required to be performed by BAESA from the date hereof to the Closing and the Steering Committee shall have received a certificate from an executive officer of BAESA to such effect and to the effect that the conditions set forth above, other than clause (f), have been satisfied.


                                   ARTICLE X
                TERMINATION BY THE REQUISITE MAJORITY OR BAESA

            Section 10.01.  Termination.  This Agreement may be terminated:

            (i) by the Requisite Majority or BAESA, upon written notice to each of the other parties to this Agreement, if the Closing Date shall not have occurred by May 15, 1999;

            (ii) by the Requisite Majority if there shall have been a material adverse change in the condition, financial or otherwise, of BAESA or its subsidiaries from the financial projections delivered to the Lenders on October 28, 1998;

            (iii) by the Requisite Majority, upon written notice to each of the other parties to this Agreement, if BAESA or PepsiCo is not in compliance in any material way with any of the covenants contained in Article VII of this Agreement; and

            (iv) automatically, without further notice, upon (1) the entry of an order for relief under the United States Bankruptcy Code, (2) the filing of a Concurso Preventivo by BAESA, or (3) the filing of a Quiebra or any other insolvency proceeding by BAESA under the Argentine Bankruptcy Act (Law 24,522).


                                  ARTICLE XI
                                   RELEASES

            Section 11.01. Releases. Upon the occurrence of the Closing, each party hereto, for itself, its successors, assigns, affiliates, directors, (other than those directors of BAESA that are not directors of BAESA on the Business Day prior to the Closing Date) sindicos, officers, employees, agents, attorneys, consultants and advisors (collectively, the "Releasors") will acquit, waive, release and discharge each Released Party and each of their respective successors, assigns, affiliates, directors (other than those directors of BAESA that are not directors of BAESA on the Business Day prior to the Closing Date), sindicos, officers, employees, agents, attorneys, consultants and advisors of (collectively, the "Releasees"), of and from any and all claims (including, without limitation, any liabilities, damages, demands and causes of action to the extent arising therefrom) whatsoever, in law or in equity, whether known or unknown, which the Releasors ever had, now have, or hereinafter can, shall or may have against any Releasee by reason or any matter arising out of the Existing Debt and any and all other actions or omissions relating in any way thereto; provided, however, that BAESA reserves the right to assert any claim so released as an affirmative defense or offset to any indemnification claim by a Released Party made or on account of matters arising prior to the Closing Date. Notwithstanding the foregoing, in no event shall BAESA be released from any of its obligations in this Agreement, including, without limitation, its obligations with respect to the New Negotiable Obligations.


                                  ARTICLE XII
                              PEPSICO OBLIGATIONS

            Section 12.01. Payment of Certain Employee Obligations. PepsiCo shall pay all costs, liabilities and expenses in connection with the termination of the employment of, and any employment or other arrangements with, Messrs. Suarez and Banos, including any and all severance amounts payable to such individuals.


                                 ARTICLE XIII
                              GENERAL PROVISIONS

            Section 13.01. Amendments. No amendment, consent or waiver of compliance with any provision of or condition set forth in this Agreement, shall be effective unless the same shall be in writing and signed by BAESA and the Requisite Majority (or the Steering Committee, where this Agreement so provides), at the time such amendment, consent or waiver is given or made, and then such amendment, consent or waiver shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment to (i) the definition of Pro Rata Share, (ii) the definition of Ratable Share, (iii) the interest rate, maturity or principal amount of the New Negotiable Obligations, (iv) the subordination provisions of the New Subordinated Negotiable Obligation or (v) this Section 13.01, shall be effective unless such amendment shall be in writing and be signed by each Old Debtholder intended to be bound thereby, provided further, however, that no amendment to Exhibits A or B hereto shall be effective unless such amendment shall be in writing and signed by Old Debtholders holding not less than 75% of the sum of the principal amounts of Lender Debt Subject to Restructure (Adjusted) and PepsiCo Debt Subject to Restructure (Adjusted).

            Section 13.02. Notices. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier) and mailed, telecopied or hand delivered,

            (i) as to each Lender, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated in writing to BAESA and the other parties hereto; and

            (ii) as to BAESA, at Roque Saenz Pena 306, 7th Floor, 1636 San Isidro, Argentina, Facsimile Number 54-1-747-6216, Attention: Osvaldo Banos, with a copy to (1) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Telecopier Number 212-848-7179, Attention: Ronald DeKoven, Esq. and (2) Allende & Brea, Maipu 1300, 1006 Buenos Aires, Argentina, Telecopier Number 54-1-318- 9999, Attention: Dr. Enrique Garrido; and

            (iii) as to PepsiCo, at 700 Anderson Hill Road, Purchase, New York 10577- 1444, Telecopier Number 914-253-3123, Attention: Lawrence F. Dickie, Esq.

            (b) All notices hereunder shall, when mailed, hand delivered or telecopied, be effective when delivered to the receiving party, if by mail or hand delivery and when telecopied, if by telecopier.

            (c) Failure to deliver copies in accordance with paragraph (a) of this Section 13.02 shall not constitute a default under this Agreement.

            Section 13.03. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart hereof.

            Section 13.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States, without giving effect to the principles of conflicts of law of such jurisdiction.

            Section 13.05. Jurisdiction; Waiver of Process Agent: Immunity. (a) Each party hereto irrevocably (i) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York, State of New York, United States, in any action or proceeding arising out of or relating to this Agreement and (ii) agrees that all claims in respect of such action or proceeding shall be heard in such New York State court or such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other matter provided by law.

            (b) BAESA hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, U.S.A., as its agent to receive service of copies of the summons and complaint and any other process which may be served in an action or proceeding brought with respect to this Agreement. Such service may be made by mailing or delivering a copy of such process to BAESA in care of the Process Agent at the Process Agent's address, and BAESA hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, or service may be made on the Process Agent and BAESA, or as otherwise provided by law.

            (c) To the extent that any party hereto may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including, but not limited to, any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each party hereto irrevocably agrees not to claim and irrevocably waives such immunity.

            Section 13.06. Public Announcements. No party hereto shall make, or cause to be made, any press release or public announcements in respect of this Agreement or the transactions contemplated herein without the prior consent of BAESA and, except as to press releases to the extent required by applicable law, the Steering Committee.

            Section 13.07. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 13.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns. Notwithstanding anything herein to the contrary, each Old Debtholder that has become a party hereto may transfer any or all of the Existing Debt held by it, provided that the transferee agrees to be bound by the terms of this Agreement by signing a counterpart hereof and delivering same to BAESA and the Steering Committee. If any transfer represents all of the Existing Debt held by an Old Debtholder, such Old Debtholder shall be released from its obligations hereunder.

            Section 13.09. Steering Committee Action. Action taken by the Steering Committee may be taken if approved by members thereof holding at least 85% of the principal amount of Existing Debt held by all members of the Steering Committee at such time.

            Section 13.10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

            Section 13.11. Satisfaction of Obligations. This Agreement shall not constitute a novation; however, each of the Old Debtholders agrees that the timely performance by BAESA of all of its obligations and liabilities hereunder in accordance with the terms hereof and consummation of the Closing in accordance with the terms hereof shall constitute a full, complete and final satisfaction of the obligations and liabilities of BAESA under and pursuant to each of the Existing Facilities to which it is a party and shall constitute satisfaction in full of all Existing Debt under the Existing Facilities to which the Old Debtholders are parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  BUENOS AIRES EMBOTELLADORA S.A.


                                  By /s/ [illegible]
                                     --------------------------------------

                                  PEPSICO, INC.

                                  By /s/ Robert K. Biggart
                                     -------------------------------------
                                     Name: Robert K. Biggart
                                     Title: Assistant Secretary

                                  CITIBANK, N.A.


                                  By /s/ Dimity Giles
                                     -------------------------------------
                                     Name: Dimity Giles
                                     Title: Vice President

                                  BANKBOSTON, N.A.

                                  By /s/ David F. Eusden
                                     -------------------------------------
                                     Name: David F. Eusden
                                     Title: Director

                                  BAYERISCHE VEREINSBANK AG


                                  By /s/ N.B. Coates
                                     -------------------------------------
                                     Name: N.B. Coates
                                     Title: Representative

                                  BANCO SUPERVIELLE SOCIETE GENERALE

                                  By /s/ Juan Carlos Abizzati
                                     -------------------------------------
                                     Name: Juan Carlos Abizzati
                                     Title: Manager, Risk Area


                                  By /s/ German Puente [illegible]
                                     -------------------------------------
                                     Name: German Puente [illegible]
                                     Title: Manager

                                  BEAR, STEARNS & CO. INC.

                                  By /s/ Gregory A. Hanley
                                     -------------------------------------
                                     Name: Gregory A. Hanley
                                     Title: Senior Managing Director

                                  CONTINENTAL CASUALTY CO.

                                  By /s/ Richard W. Dubberke
                                     -------------------------------------
                                     Name: Richard W. Dubberke
                                     Title: Vice President

                                  DLJ CAPITAL FUNDING, INC.

                                  By /s/ Don Pollard
                                     -------------------------------------
                                     Name: Don Pollard
                                     Title: Managing Director

                                  FRANKLIN MUTUAL ADVISERS, INC., as advisers
                                    to Mutual Discovery Fund and Mutual
                                    Discovery Securities Fund


                                  By /s/ Peter A. Langerman
                                     -------------------------------------
                                     Name: Peter A. Langerman
                                     Title: President

                                 INTERMARKET MANAGEMENT CORP.
                                    On behalf of:
                                    Fernwood Associates L.P.
                                    Fernwood Restructuring Ltd.
                                    Fernwood Total Return Holdings Ltd.


                                  By /s/ Thomas P. Burger
                                     -------------------------------------
                                     Name: Thomas P. Burger
                                     Title: Managing Director

                                  LAZARD FRERES & CO. LLC

                                  By /s/ David L. Tashjian
                                     -------------------------------------
                                     Name: David L. Tashjian
                                     Title: Managing Director

                                  THE MAINSTAY FUNDS,
                                  on behalf of its High Yield Corporate
                                  Bond Fund Series

                                  BY: MACKAY SHIELDS FINANCIAL CORPORATION


                                  By /s/ J. Carney Hawks
                                     -------------------------------------
                                     Name: J. Carney Hawks
                                     Title: Analyst

                                  MAINSTAY VP SERIES FUND, INC.
                                  on behalf of its High Yield Corporate
                                  Bond Portfolio

                                  BY:   MACKAY SHIELDS FINANCIAL CORPORATION


                                  By /s/ J. Carney Hawks
                                     -------------------------------------
                                     Name: J. Carney Hawks
                                     Title: Analyst

                                  TCW SHARED OPPORTUNITY FUND II, L.P.

                                  By TCW Investment Management Company,
                                  as General Partner


                                  By /s/ Darryl L. Schall
                                     -------------------------------------
                                     Name: Darryl L. Schall
                                     Title: Senior Vice President


                                  By
                                     -------------------------------------
                                     Name:
                                     Title:

                                  TCW LEVERAGED INCOME TRUST, L.P.

                                  By TCW Investment Management Company,
                                  its Investment Manager

                                  By /s/ Darryl L. Schall
                                     -------------------------------------
                                     Name: Darryl L. Schall
                                     Title: Senior Vice President


                                  By /s/ Nicholas W. Tell, Jr.
                                     -------------------------------------
                                     Name: Nicholas W. Tell, Jr.
                                     Title: Managing Director



                                  TCW Advisers (Bermuda), Ltd.,
                                  As General Partner


                                  By /s/ Robert D. Beyer
                                     -------------------------------------
                                     Name: Robert D. Beyer
                                     Title: Managing Director

                                  WHIPPOORWILL ASSOCIATES, INCORPORATED,
                                  as agent for the following entities:

                                  President and Fellows of Harvard College
                                  The Rockefeller Foundation
                                  Vega Partners III, L.P.
                                  Vega Partners IV, L.P.
                                  Vega Offshore Fund Trust

                                  By /s/ Shelby S. Werner
                                     -------------------------------------
                                     Name: Shelby S. Werner
                                     Title: Managing Director



                                  VEGA PARTNERS, L.P.

                                  BY: WHIPPOORWILL ASSOCIATES, INCORPORATED,
                                      as general partner

                                  By /s/ Shelby S. Werner
                                     -------------------------------------
                                     Name: Shelby S. Werner
                                     Title: Managing Director



                                  VEGA PARTNERS II, L.P.

                                  BY: WHIPPOORWILL ASSOCIATES, INCORPORATED,
                                      as general partner

                                  By /s/ Shelby S. Werner
                                     -------------------------------------
                                     Name: Shelby S. Werner
                                     Title: Managing Director

                                  POLICE OFFICERS PENSION SYSTEM
                                  OF THE CITY OF HOUSTON

                                  BY: MACKAY SHIELDS FINANCIAL CORPORATION

                                  By /s/ J. Carney Hawks
                                     -------------------------------------
                                     Name: J. Carney Hawks
                                     Title: Analyst

                                  HIGHBRIDGE CAPITAL CORPORATION

                                  BY: MACKAY SHIELDS FINANCIAL CORPORATION

                                  By /s/ J. Carney Hawks
                                     -------------------------------------
                                     Name: J. Carney Hawks
                                     Title: Analyst

                                  BROWN AND WILLIAMSON MASTER
                                    RETIREMENT TRUST

                                  BY: MACKAY SHIELDS FINANCIAL CORPORATION

                                  By /s/ J. Carney Hawks
                                     -------------------------------------
                                     Name: J. Carney Hawks
                                     Title: Analyst

                                  CONDOR PARTNERS

                                  By /s/ Neil Subin
                                     -------------------------------------
                                     Name: Neil Subin
                                     Title: President

                                    Exhibit A


              Summary of Terms - New Senior Negotiable Obligations
              ----------------------------------------------------


Interest Rate:                A fixed rate of interest per annum equal to
                              the lower of (i) 12% and (ii) 250 basis points above the rate of interest for Argentine sovereign debt of a similar maturity.

Original Issue Date:          Closing Date

Ranking: The New Senior Negotiable Obligations will rank pari passu with all other senior unsecured debt of BAESA and shall be senior to the New Subordinated Negotiable Obligation.

Initial Offering:             The New Senior Negotiable Obligations will
                              initially be offered (i) to the Lenders pursuant to the exemption from registration provided byss.4(2) of the U.S. Securities Act of 1933, as amended (the "1933 Act") and (ii) to holders of Eurobonds pursuant to an exchange offer exempted from registration pursuant toss.3(a)(9) of the 1933 Act.

Resale of Securities:         BAESA will file with the SEC a resale registration
                              statement with respect to the New Senior
                              Negotiable Obligations and shall use its best efforts to ensure that such resale registration statement shall become effective on the Closing
                              Date.

Form of Securities:           Global Note registered in the name of a nominee
                              of DTC.

Covenants:                    The Indenture under which the New Senior
                              Negotiable Obligations will be issued will include, among others, the following negative covenants:

                              1. Sale of assets - the net cash proceeds of asset
                                 sales in an amount greater than US$10,000,000 in any year shall be used to tender for the New Senior Negotiable Obligations and the New Subordinated Negotiable Obligation ratably at par together with accrued interest;
                              2. Negative Pledge - subject to liens for the
                                 working capital lenders and other customary permitted liens;

                              3. Additional Indebtedness - no additional
                                 indebtedness above US$50,000,000 in the
                                 aggregate at any time (including the working capital facility); and
                              4. No Dividends or Redemption of Capital Stock.

Change of Control:            Upon the occurrence of a change of control, during
                              the first year after issuance of the New Senior
                              Negotiable Obligations, BAESA will be required to call the New Senior Negotiable Obligations at par together with accrued interest.

                              After the first year, and through repayment in full, upon the occurrence of a change of control the holders shall be entitled to put the New Senior Negotiable Obligations to BAESA at 101% of the principal amount thereof together with accrued interest.

Call Protection:              Except in the event of a change of control during
                              the first year after issuance of the New Senior
                              Negotiable Obligations, BAESA shall not have any right to call the New Senior Negotiable
                              Obligations through the fourth anniversary of issuance. Thereafter, BAESA shall be entitled to call for any reason the New Senior Negotiable
                              Obligations at a redemption price equal to (i)
                              100% of the principal amount thereof plus (ii) 50% of the Interest Rate thereon, together with accrued interest. The redemption price shall be reduced evenly on each anniversary of issuance so that in the seventh year after issuance the New
                              Senior Negotiable Obligations may be redeemed at par together with accrued interest.

Events of Default:            Market

[Listing:                     NYSE (if accepted)]

                                    Exhibit B


            Summary of Terms - New Subordinated Negotiable Obligation
            ---------------------------------------------------------


Interest Rate:                A fixed rate of interest per annum equal to
                              the lower of (i) 12% and (ii) 250 basis points above the rate of interest for Argentine sovereign debt of a similar maturity.

Original Issue Date:          Closing Date

Ranking: The New Subordinated Negotiable Obligation will rank pari passu with all other senior unsecured debt of BAESA, but shall be subordinated only to the New Senior Negotiable Obligations.

Initial Offering:             The New Subordinated Negotiable Obligation will
                              initially be offered to PepsiCo pursuant to the exemption from registration provided by ss. 4(2) of the U.S. Securities Act of 1933, as amended
                              (the "1933 Act").

Resale of Securities:         BAESA will file with the SEC a resale registration
                              statement with respect to the New Subordinated
                              Negotiable Obligation and shall use its best efforts to ensure that such resale registration statement shall become effective on the Closing
                              Date.

Form of Securities:           Global Note registered in the name of a nominee
                              of DTC.

Covenants:                    The Indenture under which the New Subordinated
                              Negotiable Obligation will include, among others, the following negative covenants:

                              1. Sale of assets - the net cash proceeds of asset
                                 sales in an amount greater than US$10,000,000 in any year shall be used to tender for the New Senior Negotiable Obligations and the New Subordinated Negotiable Obligation ratably at par together with accrued interest;
                              2. Negative Pledge - subject to liens for the
                                 working capital lenders and other customary permitted liens;

                              3. Additional Indebtedness - no additional
                                 indebtedness above US$50,000,000 in the
                                 aggregate at any time (including the working capital facility); and
                              4. No Dividends or Redemption of Capital Stock.

Change of Control:            Upon the occurrence of a change of control, during
                              the first year after issuance of the New Senior
                              Negotiable Obligations, BAESA will be required to call the New Subordinated Negotiable Obligation at par together with accrued interest.

                              After the first year, and through repayment in full, upon the occurrence of a change in control the holder shall be entitled to put the New Subordinated Negotiable Obligation to BAESA at 101% of the principal amount thereof together with accrued interest.

Call Protection:              Except in the event of a change of control during
                              the first year after issuance of the New
                              Subordinated Negotiable Obligation, BAESA shall not have any right to call the New Subordinated
                              Negotiable Obligation through the fourth anniversary of issuance. Thereafter, BAESA shall be entitled to call for any reason the New
                              Subordinated Negotiable Obligation at a redemption price equal to (i) 100% of the principal amount thereof plus (ii) 50% of the Interest Rate thereon, together with accrued interest. The redemption price shall be reduced evenly on each anniversary of issuance so that in the seventh year after issuance the New Subordinated
                              Negotiable Obligation may be redeemed at par together with accrued interest.

Events of Default:            Market

[Listing:                     NYSE (if accepted)]

                                    Exhibit C

                             [Intentionally Omitted]

                                    Exhibit D


                                Other Funded Debt


Lender                  Outstanding Debt        Facility
------                  ----------------        --------

Cervecerias Chilenas
Unidas S.A.             $26.589MM               ECUSA Shares

CATANEO                 $2.109MM                MDP (Unsecured)

Heller Sud/Others       $10MM                   Account Receivables Factoring
                                                Agreement/Post Dated Checks